UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K12G3

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 7, 2007

Piedmont Community Bank Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia		20-8264706
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 Highway 18 Connector, Gray, Georgia 31032

(Address of Principal Executive Offices, including Zip Code)

(478) 986-5900

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Piedmont Community Bank Group, Inc., a Georgia corporation (the “Registrant”), was organized to enable its predecessor and sole subsidiary, Piedmont Community Bank, a Georgia state-chartered bank (the “Bank”), to adopt a holding company organizational structure in accordance with the Financial Institutions Code of Georgia and the Georgia Business Corporation Code.

The holding company organizational structure was effected pursuant to a Merger Agreement and Plan of Reorganization (the “Reorganization Agreement”) by and among the Registrant, the Bank and PCB Corporation, a Georgia corporation that was a wholly-owned subsidiary of the Registrant (“Interim”). The Reorganization Agreement provided for the merger of Interim into the Bank, with the Bank continuing as the surviving entity as a wholly-owned subsidiary of the Registrant (the “Merger”). The Merger was consummated on February 7, 2007.

By virtue of the Merger, all of the Bank’s outstanding capital stock was converted, on a share for share basis, into capital stock of the Registrant. As a result, each stockholder of the Bank became the owner of an identical number of shares of capital stock of the Registrant. Additionally, each outstanding option to purchase shares of the Bank’s common stock was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant’s common stock.

The conversion of shares of capital stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of the Bank are deemed to represent the same number of shares of capital stock of the Registrant. If the Registrant’s board of directors deems it desirable it may request a formal exchange of certificates at a subsequent date.

In the Merger, each stockholder received securities of the same class, evidencing the same proportional interests in the Registrant and having substantially the same designations, rights, powers, preferences, qualifications, limitations and restrictions, as those that the stockholder held in the Bank. Pursuant to the Georgia Business Corporation Code, the provisions of the articles of incorporation and bylaws of the Registrant are substantially identical to those of the Bank prior to the Merger. The designations, rights, powers and preferences of the capital stock of the Registrant and the qualifications, limitations and restrictions thereof are also substantially identical to those of the Bank’s capital stock immediately prior to the Merger. The directors and executive officers of the Registrant are the same individuals who were directors and executive officers, respectively, of the Bank immediately prior to the Merger.

Upon consummation of the Merger, the Registrant’s common stock was deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a) the Registrant is the successor issuer to the Bank.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

	2.1	Merger Agreement and Plan of Reorganization dated April 26, 2006 by and among the Registrant, Piedmont Community Bank Group and PCB Interim Corporation

	3.1	Articles of Incorporation of Registrant

	3.2	Bylaws of Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2007	PIEDMONT COMMUNITY BANK GROUP, INC.

	By:	/s/ Julie Simmons
Julie Simmons
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Document
2.1	Merger Agreement and Plan of Reorganization dated April 26, 2006 by and among the Registrant, Piedmont Community Bank Group and PCB Interim Corporation

3.1	Articles of Incorporation of Registrant

3.2	Bylaws of Registrant